Exhibit 99.3
MIDWEST ENERGY EMISSIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA BALANCE SHEET
JUNE 21, 2011

Pro forma financial information.

The transaction contemplated under the Merger Agreement is deemed to be a reverse acquisition, where China Youth Media, Inc. (the legal acquirer) is considered the accounting acquiree and Midwest Energy Emissions Corp. (the legal acquiree) is considered the accounting acquirer.  The assets and liabilities will be transferred at their historical cost with the capital structure of China Youth Media, Inc.. China Youth Media, Inc. is deemed a continuation of the business of Midwest Energy Emissions Corp., and the historical financial statements of Midwest Energy Emissions Corp. will become the historical financial statements of China Youth Media, Inc.; therefore, we will provide a pro forma balance sheet to show the recapitalization of the company and the pro forma statement of operation through June 21, 2011.

	Midwest Energy Emissions Corp.	China Youth Media, Inc.	Pro Forma Adjustments		Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash	$13	$11,150	$-		$11,163
Other current asset	579	1,876	-		2,455
Total current assets	592	13,026	-		13,618

Property and Equipment, Net	980,914	5,705	-		986,619

Other Asset
License, Net of accumulated amortization	85,295	2,000	-		87,295
TOTAL ASSETS	$1,066,801	$20,731	$-		$1,087,532

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	676,105	377,140	-		1,053,245
Advances payable - related party	190,116	-	-		190,116
Note payable - related party		140,242	-		140,242
Total current liabilities	866,221	517,382	-		1,383,603

Note payable - related party	1,125,016	-	-		1,125,016
Note payable	276,145	50,000	-		326,145
Beneficial conversion feature	-	(116,072)	-		(116,072)
TOTAL LIABILITIES	2,267,382	451,310	-		2,718,692

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value: 2,000,000 shares authorized;
Series A Preferred Stock, $0.001 par value; 500,000 shares authorized;
zero shares issued and outstanding at June 21, 2011;	-	-	-		-
Series B Preferred Stock; $0.001 par value; 10,000 shares authorized;	-	-	10,000		10,000
10,000 shares issued and outstanding as of June 21, 2011			-
Additional paid-in capital - Series B Preferred Stock	-	-	-		-
Common stock; $0.001 par value; 500,000,000 shares authorized;
334,727,476 issued and outstanding as of June 21, 2011, respectively	10,000	334,727	(10,000	)(A)	334,727
Additional paid-in capital	337,218	23,746,266	(24,511,572)		(428,088)
Accumulated other comprehensive income	-	(16,910)	16,910	(A)	-
Accumulated deficit	(1,547,799)	(24,494,662)	24,494,662	(A)	(1,547,799)

Total stockholders' deficit	(1,200,581)	(430,579)	-		(1,631,160)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,066,801	$20,731	$-		$1,087,532

(A)	- Reflects the recapitalization of China Youth Media, Inc. as a result of the merger agreement.

MIDWEST ENERGY EMISSIONS CORP.
(A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA STATEMENT OF OPERATION
JUNE 21, 2011

	Midwest Energy	China Youth	Pro Forma		Pro Forma
	Emissions Corp.	Media, Inc.	Adjustments		Combined
REVENUE
Sales	$-	$22,451	$(22,451)	(B)	$-

Total revenue	-	22,451	(22,451)		-

OPERATING EXPENSES
License Maintenance Fees	375,000	-	-		375,000
Research and development	204,213	-	-		204,213
Selling, general and administrative expenses	587,422	416,397	(416,397)	(B)	587,422

Total operating expenses	1,166,635	416,397	(416,397)		1,166,635

Operating loss	(1,166,635)	(393,946)	393,946	(B)	(1,166,635)

Other Income (expense)
Interest income (expense)	(28,138)	(45,238)	45,238	(B)	(28,138)
Foreign Exchage	(711)	-	-		(711)
Rental Income	-	-	-		-
Loss on impairment	-	(26,519)	26,519	(B)	-
Gain on debt extinguishment	-	247,333	(247,333)	(B)	-

Total other income (expense)	(28,849)	175,576	(175,576)		(28,849)

NET LOSS	$(1,195,484)	$(218,370)	218,370		(1,195,484)

Comprehensive Loss
Foreign currency translation adjustment	-	(16,910)	16,910	(B)	-
Net loss	(1,195,484.00)	(218,370)	218,370	(B)	(1,195,484)
COMPREHENSIVE LOSS	$(1,195,484.00)	$(235,280)	$-		$(1,195,484)

(B)	– Reflects the recapitalization of China Youth Media, Inc. as a result of the reverse merger.